Shire Pharmaceuticals Group plc
Hampshire International Business Park,
Chineham, Basingstoke RG24 8EP  UK
Tel +44 1256 894000 Fax +44 1256 894708
http://www.shire.com

                                                                Shire

11.00am BST 06.00am hrs EST


         FOSRENOL(TM) (LANTHANUM CARBONATE) FIRST NON-CALCIUM PHOSPHATE
           BINDER TO DEMONSTRATE LONG-TERM BENEFIT IN END STAGE RENAL
                                 DISEASE (ESRD)

           New three year data reveal sustained phosphate control and low hypercalcaemia risk with lanthanum carbonate in ESRD

Berlin, Germany - 10 June 2003 - Shire Pharmaceuticals Group plc (LSE: SHP,
NASDAQ: SHPGY, TSX: SHQ) announces that its candidate phosphate binder, FOSRENOL(TM) (lanthanum carbonate) for use in end-stage renal disease (ESRD) patients, has become the first non-calcium phosphate binder to demonstrate sustained efficacy and a good safety profile during three years of treatment, according to new data presented today at the World Congress of Nephrology (WCN).

Life expectancy was reduced in patients with end stage renal disease and, depending on frequency of dialysis and the underlying disease, can vary from
14.2 years (low risk) to 3.5 years (high risk)(1). Excess phosphate (hyperphosphataemia) is associated with the development of cardiovascular disease, which accounts for nearly 50% of all deaths in dialysis patients(2). In this context, study results demonstrating maintained phosphate control over three years with lanthanum carbonate represent important evidence of long-term efficacy and tolerability.

"New phosphate binders without the shortcomings of calcium-based products, or the toxicity associated with aluminium-based products have long been needed," said Dr Alastair J Hutchison, principal investigator, consultant nephrologist and Clinical Director of the Renal Unit at The Royal Infirmary, Manchester, UK. "Against this background, the three-year data now available with lanthanum carbonate - which suggest long-term sustained efficacy and safety - are extremely encouraging".

In a long-term open-label extension to an original twelve-month randomised study(3) (of which six months was a comparator phase where patients received either lanthanum carbonate or calcium carbonate), data from a subgroup of dialysis patients (n=46), who had completed at least 36 months of lanthanum carbonate treatment, revealed that:


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o    Effective control of serum phosphate was maintained throughout the study.
     The proportion of patients with serum phosphorus controlled to within a target level of < 1.8mmol/L was 71.7% (33/46) after one year and 68.9%
                     -
     (31/46) after three years.

o There were no overt differences in the incidence or types of adverse events seen in each of the three individual years of the study in long-term exposure patients.

o A low incidence of hypercalcaemia, (excess calcium load, a side-effect of current therapies that is increasingly linked to cardiovascular disease), was maintained throughout the three-year period with lanthanum carbonate. Moreover, patients previously exhibiting high rates of hypercalcaemia with calcium carbonate during randomised treatment showed significantly reduced rates after switching to lanthanum carbonate.

Shire received an approvable letter for FOSRENOL on 28 February 2003 from the U.S. Food and Drug Administration (FDA). The company has also submitted the drug for regulatory review in the European Union and Canada. Shire has an exclusive worldwide license to develop, manufacture, use and sell FOSRENOL under patents owned by AnorMED Inc.

                                    - ends -

References

1.   Medicine, 1999, Chronic Renal Failure p 46.
2. Davies MR, Hruska K. Pathophysiological mechanisms of vascular calcification in end-stage renal disease. Kidney Int. 2001 Aug;60(2):472-9
3. Hutchison A. The novel non-calcium, non-aluminium phosphate binder lanthanum carbonate (FOSRENOL) is an effective treatment for hyperphosphataemia and has a good safety profile. Poster presented at the 35th American Society of Nephrology Meeting, Philadelphia, PA, USA, 2002.


For further information please contact:

Global (outside US & Canada)
Gordon Ngan - Shire Investor Relations                 +44 1256 894 160
Jessica Mann - Shire Media Relations                   +44 1256 894 280
Anna Korving - Resolute Communications (Onsite)        +44 7710 420 523
Paul Blackburn - Resolute Communications               +44 20 7357 8146

US & Canada
Gordon Ngan - Shire Investor Relations                 +44 1256 894 160
Michele Roy - Shire Media Relations                    +1 450 978 7876
Christine Gerstle - Porter Novelli                     +1 212 601 8144

NOTES TO EDITORS

Study history / methodology
In the original comparative study (conducted in 67 centres across Europe), 767 dialysis patients were randomised to either FOSRENOL (375-3000mg/day) or calcium carbonate (1500-9000mg/day), for six months. The results showed equivalent phosphate control but a substantially greater hypercalcaemia risk with calcium carbonate compared with FOSRENOL (40% vs 6% respectively; p<0.001). 518 patients then entered an open-label extension study in which all received FOSRENOL for a further six months. Subsequently 161 patients went on to continue with FOSRENOL for a further 24 months. A


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total of 46 patients (long-term exposure group) have now undergone at least 3 years of continuous FOSRENOL therapy.

Hyperphosphatemia and its consequences
Chronic kidney failure is complicated by hyperphosphataemia - high phosphate levels in the blood - caused by the inability of the kidneys (and dialysis) to filter out excess phosphate from food. Even with a low-phosphate diet as many as 80% of Europe's 225,000 and the United States' 269,0001 dialysis patients develop hyperphosphataemia2 and need treatment with a phosphate-binder. The most well-known consequences of hyperphosphataemia are a range of bone diseases which can cause bone pain, skeletal deformities and fractures. Hyperphosphataemia is also associated with the development of cardiovascular disease, which accounts for nearly 50% of all deaths in dialysis patients3. Ironically, currently available phosphate binders - although they help control phosphate levels - can worsen these complications. Aluminium-based phosphate binders are associated with severe bone toxicity while calcium-based binders contribute to cardiovascular disease by promoting the deposition of hard calcium deposits (calcification) in the heart and blood vessels.

References:
1. U.S. Renal Data System. USRDS 2002 Annual Data Report: Atlas of End-Stage Renal Disease in the United States, National Institutes of Health, National Institute of Diabetes and Digestive and Kidney Diseases, Bethesda, MD, 2002, page 44.
2. Numbers of patients on dialysis broadly equates to patients with end stage kidney disease. Source: Market Research, Insight International, Dec 01/Jan 02
3. Davies MR, Hruska K. Pathophysiological mechanisms of vascular calcification in end-stage renal disease. Kidney Int. 2001 Aug;60(2):472-9

Lanthanum carbonate (FOSRENOL(TM))
FOSRENOL works by binding to dietary phosphate in the GI tract; once bound, the FOSRENOL/phosphate complex cannot pass through the intestinal lining into the blood stream and is eliminated from the body. As a consequence, overall phosphate absorption from the diet is decreased significantly. Shire has conducted an extensive clinical research programme for FOSRENOL involving almost 1700 patients, some of whom have been treated for 36 months or more. This programme has demonstrated that FOSRENOL is an effective phosphate binder with a proven safety profile for long-term use.

Shire Pharmaceuticals Group plc
Shire Pharmaceuticals Group plc (Shire) is a rapidly growing international emerging pharmaceutical company with a strategic focus on four therapeutic areas
- central nervous system disorders (CNS), gastrointestinal (GI), oncology, and anti-infectives. Shire also has three platform technologies: advanced drug delivery, lead optimisation for small molecules and Biologics. Shire's core strategy is based on research and development combined with in-licensing and a focus on key pharmaceutical markets. For further information on Shire, please visit the company's website: www.shire.com

THE "SAFE HARBOR" STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. Statements included herein that are not historical facts, are forward-looking statements. Such forward-looking statements involve a number of risks and uncertainties and are subject to change at any time. In the event such risks or uncertainties materialise, Shire's results could be materially affected. The risks and uncertainties include, but are not limited to, risks associated with the inherent uncertainty of pharmaceutical research, product development, manufacturing and commercialisation, the impact of competitive products, including, but not limited to, the impact on Shire's Attention Deficit Hyperactivity Disorder (ADHD) franchise, patents, including but not limited to, legal challenges relating to Shire's ADHD franchise, government regulation and approval, including but not limited to the expected product approval date of lanthanum carbonate (FOSRENOL(R)) and METHYPATCH (R) , and other risks and uncertainties detailed from time to time in our filings, including the Annual Report filed on Form 10-K by Shire with the Securities and Exchange Commission.




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